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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm and to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-33007 and 333-36127) and on Form S-8 (File Nos. 333-08845 and 333-08841) of American General Hospitality Corporation as amended of our reports (i) dated December 19, 1997, of our audit of the combined financial statements of Prime Portfolio Acquisition Hotels except for Note 7 as to which the date is January 9, 1998; (ii) dated October 22, 1997, of our audit of the financial statements of Holiday Inn O'Hare International Hotel; (iii) dated January 15, 1998, of our audit of the combined financial statements of FSA Portfolio Acquisition Hotels; and (iv) dated November 3, 1997 of our audit of the combined financial statements of Potomac Portfolio Acquisition Hotels.



                                   /s/ Coopers & Lybrand L.L.P.

Dallas, Texas
January 23, 1998